INFOSAFE SYSTEMS, INC. AND SUBSIDIARY
                       (a development stage company)

                 COMPUTATION OF NET (LOSS) PER COMMON SHARE


                                                      Year Ended July 31,
                                                 ----------------------------
                                                      1996           1997
                                                 -------------   ------------
Net(loss) attributable to common shareholders    $ (3,496,580)   $(3,068,066)
                                                 -------------   ------------
Weighted average number of Class A
  common shares outstanding                         2,641,907      3,625,676
Weighted average number of Class B
  common shares outstanding                         1,464,427      1,405,469
Less escrow shares                                   (781,244)      (781,244)
                                                 -------------   ------------
Weighted average number of common shares            3,325,090      4,249,901
                                                 -------------   ------------
Net (loss) per common share                      $      (1.05)         (0.72)
                                                 -------------   ------------